Exhibit 99.2

Schedule A

The name, present principal occupation and business address of each director and executive officer of the Reporting Persons is set forth below.

The following is a list of directors of Temasek Holdings (Private) Limited:

Name, Business Address, Position	Principal Occupation	Citizenship
Lim Boon Heng 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Chairman and Director, Temasek Holdings (Private) Limited)	Chairman, Temasek Holdings (Private) Limited	Singaporean

Teo Chee Hean 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Deputy Chairman and Director, Temasek Holdings (Private) Limited)	Deputy Chairman Temasek Holdings (Private) Limited	Singaporean

Peter Robert Voser Affolternstrasse 44 8050 Zurich Switzerland (Director, Temasek Holdings (Private) Limited)	Chairman, ABB Ltd	Swiss

Lee Theng Kiat 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Chairman, Temasek International Pte. Ltd.	Singaporean

Dilhan Pillay Sandrasegara 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Executive Director & CEO, Temasek Holdings (Private) Limited)	Executive Director (ED) & CEO, Temasek Holdings (Private) Limited ED & CEO, Temasek International Pte. Ltd.	Singaporean

Jaime Augusto Miranda Zobel de Ayala 39F, Ayala Triangle Gardens Tower 2 Paseo de Roxas cor. Makati Avenue Makati City, 1226. Philippines (Director, Temasek Holdings (Private) Limited)	Chairman, Ayala Corporation	Filipino

Lee Hong Wei, Jenny c/o 128 Beach Road #21-02, Guoco Midtown Singapore 189773 (Director, Temasek Holdings (Private) Limited)	Senior Managing Partner, Granite Asia	Singaporean

Tan Chee Meng 12 Marina Boulevard Level 28 Marina Bay Financial Centre Tower 3 Singapore 018982 (Director, Temasek Holdings (Private) Limited)	Senior Counsel and Deputy Chairman, WongPartnership LLP	Singaporean

Tan Chong Meng c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Board Member, Temasek Holdings (Private) Limited	Singaporean

Wong Ee Kay Geoffrey c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Board Member, Temasek Holdings (Private) Limited	Singaporean

Jim Hagemann Snabe Amaliegade 49 Mezz, 1256 Copenhagen K, Denmark (Director, Temasek Holdings (Private) Limited)	Businessman	Danish

Ong Pang Thye c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director, Temasek Holdings (Private) Limited)	Board Member, Temasek Holdings (Private) Limited	Singaporean

The following is a list of the executive officers of Temasek Holdings (Private) Limited:

Name, Business Address, Position	Principal Occupation	Citizenship
Chan Wai Ching 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Chief Corporate Officer, Temasek International Pte. Ltd.)	Chief Corporate Officer, Temasek International Pte. Ltd.	Singaporean

Rohit Sipahimalani 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Chief Investment Officer, Temasek International Pte. Ltd.)	Chief Investment Officer, Temasek International Pte. Ltd.	Singaporean

Dilhan Pillay Sandrasegara 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Executive Director & Chief Executive Officer, Temasek International Pte. Ltd.)	Executive Director & Chief Executive Officer, Temasek International Pte. Ltd.	Singaporean

Png Chin Yee 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Chief Financial Officer, Temasek International Pte. Ltd.)	Chief Financial Officer, Temasek International Pte. Ltd.	Singaporean

Chia Song Hwee 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Deputy Chief Executive Officer, Temasek International Pte. Ltd.)	Deputy Chief Executive Officer, Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors of Tembusu Capital Pte. Ltd.:

Name, Business Address, Position	Principal Occupation	Citizenship
Goh Bee Kheng c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director)	Head, Investment Services, Temasek International Pte. Ltd.	Singaporean

Gregory Tan c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director)	Joint Head, Legal & Regulatory, Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors of Napier Investments Pte. Ltd.:

Name, Business Address, Position	Principal Occupation	Citizenship
Sim Tzi Yong c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director)	Director, Finance, Temasek International Pte. Ltd.	Singaporean

Lee Shin Yi c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director)	Director, Organisation & People, Temasek International Pte. Ltd.	Singaporean

The following is a list of the directors of Venezio Investments Pte. Ltd.:

Name, Business Address, Position	Principal Occupation	Citizenship
Poy Weng Chuen c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director)	Director, Investment Services, Temasek International Pte. Ltd.	Singaporean

Lee Chee Kong c/o 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891 (Director)	Director, Risk Management, Temasek International Pte. Ltd.	Singaporean